UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. )
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Masonite International Corporation (Exact name of registrant as specified in its charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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This supplement provides updated and supplemental information with respect to the 2020 Annual General Meeting of Shareholders (the “Annual Meeting”) of Masonite International Corporation (the "Company" or "Masonite"), to be held on May 14, 2020, at 9:00 a.m. Eastern time. This updated and supplemental information should be read in conjunction with the Notice of Annual General Meeting of Shareholders and Proxy Statement (the “Proxy Statement”) for the Annual Meeting made available on or about March 27, 2020.

April 20, 2020

Dear Fellow Shareholder:

Election of Directors

We are deeply saddened to inform you that George A. Lorch passed away unexpectedly on March 29, 2020. Mr. Lorch had served as a director since 2009 and most recently served as Chairman of the Corporate Governance and Nominating Committee and as a member of the Human Resources and Compensation Committee. We wish to express our gratitude and appreciation for Mr. Lorch’s many years of leadership and service to the Company and its shareholders, and we send our condolences to Mr. Lorch’s family and friends.

Mr. Lorch was a nominee standing for re-election to the Board of Directors at the Annual Meeting. Due to the unexpected nature of Mr. Lorch’s death and the limited time until the Annual Meeting, the Board of Directors has not designated a substitute nominee for Mr. Lorch. The nine other director nominees named in the Proxy Statement – Howard C. Heckes, Jody L. Bilney, Robert J. Byrne, Peter R. Dachowski, Jonathan F. Foster, Thomas W. Greene, Daphne E. Jones, William S. Oesterle, and Francis M. Scricco – will continue to stand for re-election at the Annual Meeting. The Board of Directors intends to make a determination regarding the vacancy resulting from Mr. Lorch’s death, as well as any changes to the composition of its committees, in due course after the Annual Meeting.

If you have already voted your shares by proxy, your shares will be voted as specified in your prior proxy vote with respect to the remaining nominees, unless you choose to revoke or change your proxy using the methods described in the Proxy Statement.

If you have not already voted your shares, you may do so by returning your proxy card or voting instruction form, to the extent you received hard copies of the proxy materials, or by voting over the telephone or the Internet, and your vote with respect to nominees for election as directors will be counted accordingly (other than votes with respect to Mr. Lorch, which will be disregarded).

The Board of Directors continues to recommend that you vote FOR the election to the Board of Directors of each of the nine remaining nominees named above.

Annual Meeting Location Change and Addition of Online Access

Due to the COVID-19 pandemic, the Board of Directors has determined that the location of the Annual Meeting will be changed to the Company’s offices, located at 1205 East 5th Avenue, Tampa, Florida 33605. The date and time of the Annual Meeting have not changed.

Also due to public health and safety concerns during the COVID-19 pandemic, the Company has added online access to the Annual Meeting. Shareholders as of the close of business on March 16, 2020, will be able to listen to the proceedings of the meeting, ask questions, and vote their shares via the Internet during the meeting by using the following online meeting website link: https://web.lumiagm.com/213788577.

To access the online meeting, registered shareholders will need to enter the 16-digit control number appearing on their Notice of Internet Availability of Proxy Materials or paper proxy card. If your shares are held in “street name” through a broker, bank or other nominee, in order to participate in the online meeting and vote your shares online during the meeting you must first obtain a legal proxy from your broker, bank or other nominee reflecting the number of Masonite shares you held as of March 16, 2020, and your name and email address. You then must submit a request for registration to American Stock Transfer & Trust Company, LLC: (1) by email to proxy@astfinancial.com; (2) by facsimile to 718-765-8730 or (3) by mail to American Stock Transfer & Trust Company, LLC, Attn: Proxy Tabulation Department, 6201 15th Avenue, Brooklyn, NY 11219. Requests for registration must be labeled as “Legal Proxy” and be received by American Stock Transfer & Trust Company, LLC no later than 5:00 p.m. Eastern time on May 4, 2020.

Shareholder registration both online and in person will begin at 8:45 a.m. Eastern time, and you should allow ample time for registration procedures.

Due to the potential risks of aiding the spread of COVID-19 by gathering at the meeting, restrictions on travel and on how the meeting itself is held and conducted, Masonite believes that the safest way to ensure all shareholders can exercise their rights at the meeting is by participating online rather than in person.

We urge shareholders to vote and submit proxies in advance of the meeting by one of the methods described in the previously distributed proxy materials for the meeting. Shareholders who have sent in proxies or voted via telephone or Internet do not need to take any further action, unless they would like to revoke or change their vote.

The proxy card and voting instruction form included with previously distributed proxy materials will not be updated to reflect the change in meeting location and may continue to be used to vote shares in connection with the meeting. If you are a shareholder of record and have not received your proxy card, please contact the Company’s transfer agent, American Stock Transfer and Trust Company, LLC by calling 888-Proxy-NA (888-776-9962) (in the United States), or 718-921-8562 (for non-U.S. callers). If your shares are held in street name, please refer to the information from your bank, broker or other nominee on how to submit your voting instructions before the meeting.

The Company issued a press release on April 20, 2020, announcing the change in location of the Annual Meeting and the addition of online access, which is being provided with this supplement.

Yours truly,
Robert E. Lewis
Senior Vice President,
General Counsel and Corporate Secretary

PRESS RELEASE
_________________________________________________________________________________

Joanne Freiberger, CPA, CTP, IRC
VP, TREASURER
jfreiberger@masonite.com
813.739.1808

Farand Pawlak, CPA
DIRECTOR, INVESTOR RELATIONS
fpawlak@masonite.com
813.371.5839

Masonite Moves 2020 Shareholder Meeting to New Location
and Adds Online Access
Meeting Date and Time are Unchanged

Tampa, FL, April 20, 2020 — Masonite International Corporation (NYSE: DOOR) today announced that it has changed the location of its 2020 annual general meeting of shareholders. In addition, Masonite has added online access to the meeting due to public health and safety concerns during the COVID-19 pandemic.

•Meeting date and time: Thursday, May 14, 2020, at 9:00 a.m. Eastern time
•Online meeting website link: https://web.lumiagm.com/213788577
•New In-Person Location: The Company’s offices located at 1205 East 5th Avenue, Tampa, Florida 33605

Shareholders as of the close of business on March 16, 2020, are entitled to attend and vote at the meeting. During the meeting, shareholders will be able to listen to the proceedings of the meeting, ask questions, and vote their shares. To access the online meeting, registered shareholders will need to enter the 16-digit control number appearing on their Notice of Internet Availability of Proxy Materials or paper proxy card. If your shares are held in “street name” through a broker, bank or other nominee, in order to participate in the online meeting you must first obtain a legal proxy from your broker, bank or other nominee reflecting the number of Masonite shares you held as of March 16, 2020, and your name and email address. You then must submit a request for registration to American Stock Transfer & Trust Company, LLC: (1) by email to proxy@astfinancial.com; (2) by facsimile to 718-765-8730 or (3) by mail to American Stock Transfer & Trust Company, LLC, Attn: Proxy Tabulation Department, 6201 15th Avenue, Brooklyn, NY 11219. Requests for registration must be labeled as “Legal Proxy” and be received by American Stock Transfer & Trust Company, LLC no later than 5:00 p.m. Eastern time on May 4, 2020.

The online meeting website will provide technical assistance to shareholders experiencing issues accessing the meeting. The technical support contact information will appear on the meeting website prior to the start of the meeting.

Due to the potential risks of aiding the spread of COVID-19 by gathering at the meeting, restrictions on travel and on how the meeting itself is held and conducted, Masonite believes that the safest way to ensure all shareholders can exercise their rights at the meeting is by participating online rather than in person.
masonite.com

We urge shareholders to vote and submit proxies in advance of the meeting by one of the methods described in the previously distributed proxy materials for the meeting. Shareholders who have sent in proxies or voted via telephone or internet do not need to take any further action, unless they would like to revoke or change their vote.

The proxy card and voting instruction form included with previously distributed proxy materials will not be updated to reflect the change in meeting location and may continue to be used to vote shares in connection with the meeting.

About Masonite
Masonite International Corporation is a leading global designer, manufacturer and distributor of interior and exterior doors for the new construction and repair, renovation and remodeling sectors of the residential and non-residential building construction markets. Since 1925, Masonite has provided its customers with innovative products and superior service at compelling values. Masonite currently serves approximately 8,500 customers in 60 countries. Additional information about Masonite can be found at www.masonite.com.

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